  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1999

                                                      REGISTRATION NO. 333-85451
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------


                                 POST-EFFECTIVE
                               AMENDMENT NO. 6 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                                 PXRE GROUP LTD.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     BERMUDA
                       -----------------------------------
                          (State or other jurisdiction
                        of incorporation or organization)

                                [NOT APPLICABLE]
                 ----------------------------------------------
                      (I.R.S. Employer Identification No.)

                                 99 FRONT STREET
                                 HAMILTON HM 12
                                     BERMUDA
                 ----------------------------------------------
                    (Address of principal executive offices)

                 DIRECTOR EQUITY AND DEFERRED COMPENSATION PLAN
               ---------------------------------------------------
                            (Full title of the plan)

                                  JAMES F. DORE
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                 PXRE GROUP LTD.
                                    SUITE 231
                                12 CHURCH STREET
                                 HAMILTON HM 11
                                     BERMUDA
                                 (441) 296-5858
             ------------------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE


======================================================================================================================
Title of securities to be registered      Amount to be      Proposed             Proposed                Amount of
                                           registered        maximum              maximum               registration
                                                          offering price     aggregate offering              fee
                                                            per share              price
----------------------------------------------------------------------------------------------------------------------
           See Below                         N/A*              N/A*                 N/A*                      N/A*
======================================================================================================================


(1) No additional securities are to be registered and registration fees were paid upon the filing of the original Registration Statement No. 333-85451. Therefore, no further registration fee is required.

                                EXPLANATORY NOTES

      This Post-Effective Amendment No. 6 on Form S-8 to the Registration Statement No. 333-85451 on Form S-4 (the "PXRE Group Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by PXRE Group Ltd., a Bermuda corporation (the "Registrant"), which is the successor to PXRE Corporation, a Delaware corporation ("PXRE Delaware"), following a reorganization (the "Reorganization") effective on October 6, 1999. The Reorganization was accomplished through the merger of PXRE Merger Corp., a Delaware corporation and a newly formed, indirect wholly-owned subsidiary of Registrant, with and into PXRE Delaware with the result that the Registrant has become the parent holding company of PXRE Delaware. As a result of the Reorganization, each outstanding share of PXRE Delaware common stock was converted into one common share of the Registrant. The Registrant's common shares are now traded on the New York Stock Exchange under the symbol "PXT."

      As a result of the Reorganization, the Registrant assumed PXRE Delaware's various stock compensation plans (the "Plans"), including PXRE Delaware's Director Equity and Deferred Compensation Plan (the "Director Equity and Deferred Compensation Plan"). The Director Equity and Deferred Compensation Plan has been amended and restated to reflect that the Registrant's common shares will be issuable thereunder in place of the common stock of PXRE Delaware. The Director Equity and Deferred Compensation Plan, which was approved by the Registrant's Board of Directors on October 14, 1999, is attached as Exhibit 4.5. The Director Equity and Deferred Compensation Plan was the subject of Registration Statement on Form S-8 (Registration No. 333-31821, filed on July 22, 1997; the "Plan Registration Statement").

      The Reorganization and the assumption and amendment of the Director Equity and Deferred Compensation Plan were approved by the shareholders of PXRE Delaware at a Special Meeting of Shareholders held on October 5, 1999 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 6, the Registrant expressly adopts the Plan Registration Statement as its own registration statement for all purposes under the Securities Act and Exchange Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

      *               Information required by Part I to be contained in the
                      Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) (i) PXRE Delaware's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) of the Exchange Act.

          (ii) The Registrant's latest proxy statement/prospectus which is contained in the PXRE Group Registration Statement on Form S-4 (Registration No. 333-85451); Registrant's report on Form 10-Q dated November 12, 1999.

      (b) PXRE Delaware's reports on Form 8-K, dated January 8, 1999, October 5, 1999 and October 6, 1999; PXRE Delaware's reports on Form 10-Q, dated May 14, 1999 and August 12, 1999.

      (c) The description of the Registrant's common shares, par value $1.00 per share (the "Common Shares"), contained in the PXRE Group Registration Statement on Form 8A, filed on August 23, 1999.

      In addition, all reports and other documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

      Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under Bermuda law, a company is permitted to indemnify its officers and directors, out of the funds of the company, against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is given in their favor, or in which they are acquitted, or where, under relevant Bermuda legislation, relief from liability is granted to them by the court.

      Bye-Law No. 39 of the Registrant's Bye-Laws governs indemnification by the Registrant and provides:

(1) The Directors and Officers (such term to include, for the purposes of this Bye-Law, any individual appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and held harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other Persons with whom any monies or effects belonging to the Company shall or may be delivered or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be deposited or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said individuals.

(2) Each Member and the Company agree to waive any claim or right of action he or it might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action, in the performance of his duties, or supposed duties, with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer. Any repeal or modification of this Bye-Law shall not adversely affect any right or protection of a Director or Officer of the Company existing immediately prior to such repeal or modification.

(3) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the Director, Officer, liquidator or trustee to repay such amount unless it shall ultimately be determined that the individual is entitled to be indemnified by the Company as authorized in these Bye-Laws or otherwise pursuant to the laws of Bermuda.

        The Registrant maintains officer and director liability insurance insuring such persons against liabilities incurred in the discharge of their duties and also insuring the Registrant against its indemnification obligations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.  EXHIBITS

       4.1 Memorandum of Association of the Registrant (Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451) and incorporated herein by reference).

       4.2 Bye-Laws of the Registrant (Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451) and incorporated herein by reference).

       4.3 Form of Specimen Common Share certificate, par value $1.00 per share, of the Registrant (Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451) and incorporated herein by reference).

       4.4 Director Equity and Deferred Compensation Plan (Appendix C to PXRE Delaware's Proxy Statement dated April 30, 1997, and incorporated herein by reference). (M)

       4.5     Director Equity and Deferred Compensation Plan. (M)

       23.1 Consent of PricewaterhouseCoopers as to financial statements of PXRE Group (Exhibit 23.1 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451) and incorporated herein by reference).

       23.2 Consent of PricewaterhouseCoopers LLP as to financial statements of PXRE Delaware (Exhibit 23.2 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-85451) and incorporated herein by reference).

       24      Powers of Attorney.

-----------------------

  (M) Indicates a management contract or compensatory plan or arrangement in which the directors and/or executive officers of PXRE participate.

ITEM 9.  UNDERTAKINGS

        (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) to reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that the undertakings set forth in paragraphs
        (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on December 10, 1999.


                                          PXRE GROUP LTD.
                                          (Registrant)


                                          By /s/ Gerald L. Radke
                                             --------------------------
                                             Gerald L. Radke
                                             Chairman of the Board,
                                             President and Chief
                                             Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                                          TITLE                                    DATE
        ---------                                          -----                                    -----

By /s/ Gerald L. Radke                      Chairman of the Board,                             December 10, 1999
   ------------------------------           President, Chief Executive Officer and
   Gerald L. Radke                          Director (Principal Executive Officer)


By /s/ James F. Dore                        Executive Vice President and                       December 10, 1999
   ------------------------------           Chief Financial Officer (Principal
   James F. Dore                            Financial Officer and Principal
                                            Accounting Officer)


By             *                            Director                                           December 10, 1999
   ------------------------------
   F. Sedgwick Browne


By                                          Director                                           ___________, 1999
   ------------------------------
   Robert W. Fiondella


By             *                            Director                                           December 10, 1999
   ------------------------------
   Franklin D. Haftl


By             *                            Director                                           December 10, 1999
   ------------------------------
   Bernard Kelly

By             *                            Director                                           December 10, 1999
   ------------------------------
   Wendy Luscombe


By             *                            Director                                           December 10, 1999
   ------------------------------
   Philip R. McLoughlin


By             *                            Director                                           December 10, 1999
   ------------------------------
   David W. Searfoss


By             *                            Director                                           December 10, 1999
   ------------------------------
   Wilson Wilde


                                    *By: /s/ Gerald L. Radke
                                         -------------------
                                         Gerald L. Radke
                                         Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                                                                                                       Sequentially
Number                Document                                                                               Numbered Page
-------               --------                                                                               -------------
  4.1           Memorandum of Association of the Registrant (Exhibit 3.1 to the Registrant's
                Registration Statement on Form S-4 dated August 18, 1999 (Registration No. 333-
                85451) and incorporated herein by reference).

  4.2           Bye-Laws of the Registrant (Exhibit 3.2 to the Registrant's Registration Statement on
                Form S-4 dated August 18, 1999 (Registration No.333-85451) and incorporated herein by reference).

  4.3           Form of Specimen Common Share certificate, par value $1 per share, of the Company
                (Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 dated August 18,
                1999 (Registation No. 333-85451) and incorporated herein by reference).

  4.4           Director Equity and Deferred Compensation Plan (Appendix C to PXRE Delaware's
                Proxy Statement dated April 30, 1997, and incorporate herein by reference).(M)

 *4.5           Director Equity and Deferred Compensation Plan.(M)

 23.1           Consent of PricewaterhouseCoopers as to financial statements of PXRE Group (Exhibit
                23.1 to the Registrant's Registration Statement on Form S-4 dated August 18, 1999
                (Registration No. 333-85451) and incorporated herein by reference).

 23.2           Consent of PricewaterhouseCoopers LLP as to financial statements of PXRE Delaware
                (Exhibit 23.2 to the Registrant's Registration Statement on Form S-1 dated August 18,
                1999 (Registration No. 333-85451) and incorporated herein by reference).

 *24            Powers of Attorney.


-----------------------
*    Filed herewith

(M) Indicates a management contract or compensatory plan or arrangement in which the directors and/or executive officers of PXRE participate.